Exhibit 99.1

Contact: Janet Kirkley,
704-532-3318
—For Immediate Release—

Speedway Motorsports Reports Results for the Three and Six Months

Ended June 30, 2013 and Reaffirms Full Year 2013 Guidance

CONCORD, NC (July 31, 2013) – Speedway Motorsports, Inc. (SMI) (NYSE: TRK) today reported second quarter 2013 total revenues of $176.8 million and adjusted non-GAAP income from continuing operations of $26.5 million or $0.64 per diluted share. Six month 2013 total revenues were $261.0 million and adjusted non-GAAP income from continuing operations was $25.1 million or $0.61 per diluted share. These results were within management’s expectations, and SMI reaffirmed its full year 2013 earnings guidance of $0.90 to $1.10 per diluted share from continuing operations, excluding certain charges described below.

Management believes admissions were negatively impacted by poor weather surrounding certain second quarter 2013 racing events, including the NASCAR Sprint Cup race at Sonoma Raceway and rain delayed, shortened and rescheduled NASCAR Sprint Cup and Nationwide races at Charlotte Motor Speedway and Kentucky Speedway. Management also believes many of the Company’s revenue categories continue to be negatively impacted by the ongoing weak economic conditions, including high unemployment and high fuel, food and health-care costs.

The GAAP net loss for the second quarter 2013 was $67.8 million or $1.64 per diluted share, and for the six months ended June 30, 2013 was $69.2 million or $1.67 per diluted share. The adjusted non-GAAP results exclude second quarter 2013 charges for goodwill impairment and early debt redemption and refinancing and a one-time benefit from income tax restructuring as further discussed and reconciled with comparable GAAP amounts below.

Second Quarter Comparison

●	Total revenues were $176.8 million in 2013 compared to $181.0 million in 2012
●	2013 after tax goodwill impairment charge was $86.7 million or $2.09 per diluted share
●	2013 after tax loss on early debt redemption and refinancing was $11.6 million or $0.28 per diluted share
●	One-time benefit from state income tax restructuring of $4.1 million or $0.10 per diluted share in 2013
●

Loss from continuing operations and net loss were $67.8 million or $1.64 per diluted share in 2013 compared to income from continuing operations and net income of $27.0 million or $0.65 per diluted share in 2012

●	Non-GAAP income from continuing operations was $26.5 million or $0.64 per diluted share in 2013 compared to $27.0 million or $0.65 per diluted share in 2012

Year-to-Date Comparison

●	Total revenues were $261.0 million in 2013 compared to $265.8 million in 2012
●	2013 after tax goodwill impairment charge was $86.7 million or $2.09 per diluted share
●	2013 after tax loss on early debt redemption and refinancing was $11.6 million or $0.28 per diluted share
●	One-time benefit from state income tax restructuring of $4.1 million or $0.10 per diluted share in 2013
●	Loss from continuing operations was $69.1 million or $1.67 per diluted share in 2013 compared to income from continuing operations of $26.8 million or $0.65 per diluted share in 2012
●	Net loss was $69.2 million or $1.67 per diluted share in 2013 compared to net income of $26.8 million or $0.65 per diluted share in 2012
●	Non-GAAP income from continuing operations was $25.1 million or $0.61 per diluted share in 2013 compared to $26.8 million or $0.65 per diluted share in 2012

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations as adjusted and set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to their individual corresponding GAAP basis amounts. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP, all net of taxes. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and certain 2013 charges.

The Company’s 2013 results reflect a non-cash charge of $89.0 million, before income tax benefits of $2.3 million, for goodwill impairment related to New Hampshire Motor Speedway and Kentucky Speedway. The Company’s annual impairment evaluation was negatively impacted by lowered estimated future cash flows because the economic recovery has been slower and weaker than previous forecasts, and lower than anticipated revenues for certain 2013 major racing events at those speedways, further reducing visibility on profitability recovery.

The Company issued additional Senior Notes due 2019 and amended and restated its Credit Facility in the first quarter 2013, and redeemed all outstanding Senior Notes previously due 2016 in the second quarter 2013. The Company’s 2013 results also reflect a charge of $18.5 million, before income tax benefits of $6.8 million, for early redemption premium, unamortized net deferred loan costs and issuance discount, and transaction costs associated with the former debt arrangement.

Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information is not intended to be considered independent of or a substitute for results prepared in accordance with GAAP. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, diluted earnings or loss per share, or income or loss and diluted earnings or loss per share from continuing operations, determined in accordance with GAAP. Individual quarterly per share amounts may not be additive due to rounding.

	Three Months Ended June 30:		Six Months Ended June 30:
	2013	2012	2013	2012
	(in thousands, except per share amounts)
Consolidated net (loss) income using GAAP	$(67,811)	$26,950	$(69,179)	$26,804
Loss from discontinued operation	27	11	62	39
Consolidated (loss) income from continuing operations	(67,784)	26,961	(69,117)	26,843
Impairment of goodwill	86,696	--	86,696	--
Loss on early debt redemption and refinancing	11,619	--	11,619	--
One-time benefit of state income tax restructuring	(4,056)	--	(4,056)	--
Non-GAAP consolidated income from continuing operations	$26,475	$26,961	$25,142	$26,843

Consolidated diluted (loss) earnings per share using GAAP	$(1.64)	$0.65	$(1.67)	$0.65
Loss from discontinued operation	--	--	--	--
Consolidated diluted (loss) earnings per share from continuing operations	(1.64)	0.65	(1.67)	0.65
Impairment of goodwill	2.09	--	2.09	--
Loss on early debt redemption and refinancing	0.28	--	0.28	--
One-time benefit of state income tax restructuring	(0.10)	--	(0.10)	--
Non-GAAP diluted earnings per share from continuing operations	$0.64	$0.65	$0.61	$0.65

Significant 2013 Second Quarter Racing Events

●	Bristol Motor Speedway – Ford NHRA Thunder Valley Nationals presented by Tri-Cities Area Ford Dealers racing event
●

Charlotte Motor Speedway – NASCAR Sprint All-Star Race, Coca-Cola 600 Sprint Cup, History 300 Nationwide and North Carolina Education Lottery 200 Camping World Truck Series racing events, and Dollar General NHRA Four-Wide Nationals fueled by Full Throttle racing event

●	Kentucky Speedway – NASCAR Quaker State 400 presented by Advance Auto Parts Sprint Cup, Feed the Children 300 Nationwide and UNOH 225 Camping World Truck Series racing events
●	Las Vegas Motor Speedway – SummitRacing.com NHRA Nationals racing event
●	Sonoma Raceway – NASCAR Toyota/Save Mart 350 Sprint Cup Series racing event
●	Texas Motor Speedway – NASCAR NRA 500 Sprint Cup, O’Reilly Auto Parts 300 Nationwide and WinStar World Casino 400 Camping World Truck, and IndyCar Firestone 550, Series racing events

2013 Earnings Guidance

The Company reiterated that second quarter 2013 results are consistent with its previous full year 2013 earnings guidance of $0.90-$1.10 per diluted share from continuing operations, excluding special charges. The range of earnings guidance reflects the continuing negative impact of difficult and uncertain economic conditions. Higher fuel, health-care and food costs and unemployment, among other items, could significantly impact our future results.

Dividends and Stock Repurchase Program

During the six months ended June 30, 2013, the Company declared and paid cash dividends of $0.15 per share of common stock each quarter for a combined aggregate of approximately $12.5 million. On July 18, 2013, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock, aggregating approximately $6.2 million, payable on September 6, 2013 to shareholders of record as of August 16, 2013. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

During the six months ended June 30, 2013, the Company repurchased 62,000 shares of common stock for approximately $1.1 million under its previously announced stock repurchase program. As of June 30, 2013, the Company has repurchased 3,818,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program as currently authorized is 182,000.

Comments

“Although continuing to face tough economic conditions, SMI’s second quarter and year-to-date results are consistent with our expectations excluding the sizable special charges,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “Also, poor weather surrounding certain rain delayed, shortened and rescheduled NASCAR events held at Charlotte Motor Speedway and Kentucky Speedway in the second quarter 2013 negatively impacted our results, particularly admissions and operating costs. On a more positive note, we are already realizing the benefits of our previously announced financing transactions through lower interest costs and continuing debt reduction. We anticipate further sizable reductions in interest costs on a long-term basis and continuing with constrained capital spending. Our investment in modern facilities over the past several years is allowing us to focus spending on fan generating and customer service initiatives without straining our financial resources. These and other cost reduction efforts such as tax rate optimization are positioning SMI for stronger long-term financial strength and cash flows.

“We believe attendance and other event related revenues will eventually improve as the economy recovers. In the meantime, SMI is intensifying efforts to provide our fans and customers with unmatched race entertainment and to win over the next generation of race fans, particularly targeting families, kids and first-time fans. We continue to focus on providing unique pre-race and contemporary interactive digital entertainment, exciting before and after race activities, as well as expanded premium menu and hospitality offerings. We are successfully working with local and regional lodging proprietors to lower prices and reduce or eliminate minimum stays, and with local traffic enforcement to dramatically shorten travel times. SMI is working harder than ever to provide our unrivaled fans with an entertainment experience and value second to none in motorsports.”

O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports stated, “We are extremely excited about the new ten-year NASCAR broadcasting media agreement reached with NBC Sports Group that begins in 2015. That long-term agreement, combined with the new NASCAR eight-year broadcasting and digital rights agreement with FOX Sports Media Group announced earlier, provide SMI and our NASCAR industry unparalleled marketing and growth opportunities. Long-term innovative marketing initiatives by these media powerhouses are expected to reach into previously untapped demographics, attracting new and younger fans to our sport. We believe the convergence of these long-term broadcast agreements with NASCAR’s ongoing initiatives of expanded marketing and improving on-track racing competition, will transform racing entertainment. We believe these factors, along with our increasing financial strength and marketing efforts, are solidly positioning SMI for renewed long-term growth.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to design, market and sell licensed motorsports merchandise. For more information, visit the Company's website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (US / Canada / toll-free) or 706-758-1524 (international / local). The reference number is 19899547. A webcast of the call can be accessed at the Company's website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 855-859-2056 or 404-537-3406 beginning at 12:00 PM (ET) July 31st through 11:59 PM (ET) August 14th. The reference number is 19899547. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries
Selected Financial Data - Unaudited
For The Three and Six Months Ended June 30, 2013 and 2012
(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
STATEMENT OF OPERATIONS DATA	6/30/2013	6/30/2012	6/30/2013	6/30/2012

Revenues:
Admissions	$34,194	$39,018	$55,950	$61,487
Event related revenue	53,495	55,667	77,284	80,369
NASCAR broadcasting revenue	80,712	78,040	111,151	107,473
Other operating revenue	8,362	8,298	16,600	16,496
Total Revenues	176,763	181,023	260,985	265,825
Expenses and Other:
Direct expense of events	33,739	34,532	48,948	49,521
NASCAR purse and sanction fees	48,432	47,191	67,718	65,946
Other direct operating expense	5,286	5,083	10,267	10,137
General and administrative	23,882	24,453	45,999	46,332
Depreciation and amortization	13,822	14,093	27,563	28,009
Interest expense, net	9,241	10,240	20,151	20,676
Impairment of goodwill	89,037	-	89,037	-
Loss on early debt redemption and refinancing	18,467	-	18,467	-
Other expense (income), net	133	(49)	243	(95)
Total Expenses and Other	242,039	135,543	328,393	220,526
(Loss) Income from Continuing Operations Before Income Taxes	(65,276)	45,480	(67,408)	45,299
Income Tax Provision	(2,508)	(18,519)	(1,709)	(18,456)
(Loss) Income from Continuing Operations	(67,784)	26,961	(69,117)	26,843
Loss from Discontinued Operation, Net of Taxes	(27)	(11)	(62)	(39)
Net (Loss) Income	$(67,811)	$26,950	$(69,179)	$26,804

Basic (Loss) Earnings Per Share:
Continuing Operations	$(1.64)	$0.65	$(1.67)	$0.65
Discontinued Operation	(0.00)	(0.00)	(0.00)	(0.00)
Net (Loss) Income	$(1.64)	$0.65	$(1.67)	$0.65
Weighted average shares outstanding	41,424	41,451	41,426	41,447

Diluted (Loss) Earnings Per Share:
Continuing Operations	$(1.64)	$0.65	$(1.67)	$0.65
Discontinued Operation	(0.00)	(0.00)	(0.00)	(0.00)
Net (Loss) Income	$(1.64)	$0.65	$(1.67)	$0.65
Weighted average shares outstanding	41,441	41,459	41,439	41,455

Major NASCAR-sanctioned Events Held During Period	8	8	12	12

BALANCE SHEET DATA	6/30/2013	12/31/2012

Cash and cash equivalents	$120,289	$106,408
Total current assets	193,130	162,002
Property and equipment, net	1,126,139	1,148,418
Goodwill and other intangible assets, net	444,652	533,689
Total assets	1,798,643	1,877,113

Deferred race event and other income, net	70,113	58,492
Total current liabilities	136,186	113,670
Credit facility term loan borrowings	250,000	95,000
Total long-term debt	508,778	521,259
Total liabilities	1,022,785	1,019,237
Total stockholders' equity	775,858	857,876